EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

    The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the fiscal year ended December 31, 2020. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, Inc.’s financial statements for the relevant periods.

	As of December 31, 2020
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,554,919	$265	$333	$1,555,517
Restricted cash	17,708	—	—	17,708
U.S. Treasury securities, at fair value	—	816,985	—	816,985
Investments (includes performance allocations of $1,624,156 as of December 31, 2020)	5,202,332	334	(207,255)	4,995,411
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	893,306	—	893,306
Investments, at fair value	—	13,878,603	(562,587)	13,316,016
Other assets	—	290,264	—	290,264
Incentive fee receivable	5,231	—	—	5,231
Due from related parties	642,287	(4)	(179,900)	462,383
Deferred tax assets, net	3,362	—	535,882	539,244
Other assets	343,811	1,118	20,034	364,963
Lease assets	295,098	—	—	295,098
Goodwill	117,553	—	(595)	116,958
Total Assets	$8,182,301	$15,880,871	$(394,088)	$23,669,084

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$117,028	$198	$2,756	$119,982
Accrued compensation and benefits	82,343	—	—	82,343
Deferred revenue	30,369	—	—	30,369
Due to related parties	280,769	1,871	325,829	608,469
Profit sharing payable	842,677	—	—	842,677
Debt	3,155,221	—	—	3,155,221
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	9,022,414	(361,899)	8,660,515
Notes payable	—	2,574,879	(102,908)	2,471,971
Other liabilities	—	836,181	(63,136)	773,045
Due to related parties	—	23,898	(23,898)	—
Other liabilities	246,945	28,589	20,078	295,612
Lease liabilities	332,915	—	—	332,915
Total Liabilities	5,088,267	12,488,030	(203,178)	17,373,119
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	782,702	—	782,702
Stockholders’ Equity:
Apollo Global Management, Inc. stockholders' equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of December 31, 2020	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of December 31, 2020	289,815	—	—	289,815
Additional paid in capital	—	(12,928)	890,101	877,173
Retained earnings (accumulated deficit)	728,311	334,998	(1,063,309)	—
Accumulated other comprehensive income (loss)	(1,828)	17,459	(17,702)	(2,071)
Total Apollo Global Management, Inc. Stockholders’ equity	1,280,696	339,529	(190,910)	1,429,315
Non-Controlling Interests in consolidated entities	5,118	2,270,610	—	2,275,728
Non-Controlling Interests in Apollo Operating Group	1,808,220	—	—	1,808,220
Total Stockholders’ Equity	3,094,034	2,610,139	(190,910)	5,513,263
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$8,182,301	$15,880,871	$(394,088)	$23,669,084

(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Year Ended December 31, 2020
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,754,162	$—	$(67,189)	$1,686,973
Advisory and transaction fees, net	252,710	—	(3,228)	249,482
Investment income (loss):
Performance allocations	310,352	—	127	310,479
Principal investment income (loss)	88,547	—	(6,845)	81,702
Total investment income (loss)	398,899	—	(6,718)	392,181
Incentive fees	25,383	—	—	25,383
Total Revenues	2,431,154	—	(77,135)	2,354,019

Expenses:
Compensation and benefits:
Salary, bonus and benefits	628,057	—	—	628,057
Equity-based compensation	213,140	—	—	213,140
Profit sharing expense	247,501	—	—	247,501
Total compensation and benefits	1,088,698	—	—	1,088,698
Interest expense	133,233	—	6	133,239
General, administrative and other	353,629	578	10	354,217
Placement fees	1,810	—	—	1,810
Total Expenses	1,577,370	578	16	1,577,964

Other Income (Loss):
Net losses from investment activities	(452,973)	(226)	(2,288)	(455,487)
Net gains from investment activities of consolidated variable interest entities	—	129,242	68,127	197,369
Interest income (loss)	15,960	141	(1,102)	14,999
Other income, net	8,434	—	12,398	20,832
Total Other Income (Loss)	(428,579)	129,157	77,135	(222,287)
Income (loss) before income tax provision	425,205	128,579	(16)	553,768
Income tax provision	(26,549)	—	(60,417)	(86,966)
Net Income (Loss)	398,656	128,579	(60,433)	466,802
Net income attributable to Non-controlling Interests	(195,194)	—	(114,994)	(310,188)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	203,462	128,579	(175,427)	156,614
Series A Preferred Stock Dividends	(17,531)	—	—	(17,531)
Series B Preferred Stock Dividends	(19,125)	—	—	(19,125)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$166,806	$128,579	$(175,427)	$119,958

(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.